                                   EXHIBIT (J)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Davis Series, Inc.

We consent to the use of our report dated February 7, 2003 incorporated by reference in this Registration Statement of Davis Series, Inc. and to the references to our firm under the headings "Financial Highlights" in each of the Prospectuses for Davis Series, Inc. and "Auditors" in the Statement of Additional Information.


                                                      /s/ KPMG, LLP
                                                     --------------------------
                                                     /s/ KPMG LLP


Denver, Colorado
June 27, 2003